UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2006 (July 18, 2006)

STRATIVATION, INC.

(Exact name of Registrant as specified in charter)

Delaware	0-26285	87-0419387
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

10900 Wilshire Boulevard, Suite 500,

Los Angeles, California 90024

(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 208-1182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management, as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement

On July 18, 2006, the Registrant entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with seventeen accredited investors (collectively, the “Buyers”) pursuant to which the Registrant issued 3,800,000 shares of the Registrant’s common stock (the “Common Stock”) in consideration for an aggregate of $237,669.00 in cash.

There are no material relationships between the Registrant or its affiliates and any of the parties of the Stock Purchase Agreement other than as disclosed in Item 5.02 below with regard to Mr. Silas Phillips.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02	Unregistered Sales Of Equity Securities

Pursuant to the Stock Purchase Agreement, the Registrant issued 3,800,000 shares of the Registrant’s Common Stock to the Buyers in exchange for an aggregate of $237,669.00. The offer and sale of all securities pursuant to the foregoing transaction was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Rule 506 insofar as: (1) the investors were accredited within the meaning of Rule 501(a); (2) the transfer of the securities were restricted by the Registrant in accordance with Rule 502(d); (3) there were no more than 35 non-accredited investors in any transaction within the meaning of Rule 506(b), after taking into consideration all prior investors under Section 4(2) of the Securities Act within the twelve months preceding the transaction; and (4) none of the offers and sales were effected through any general solicitation or general advertising within the meaning of Rule 502(c).

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective July 18, 2006, Mr. Scott Absher and Mr. George LeFevre resigned as members of the board of directors of the Registrant. There were no disagreements between Mr. Absher, Mr. LeFevre, and any officer or director of the Registrant.

Effective July 18, 2006, Mr. Scott Absher resigned as Chief Executive Officer of the Registrant.

Effective July 18, 2006, Mr. George LeFevre resigned as the Chief Financial Officer and Secretary of the Registrant.

Effective July 18, 2006, Mr. Silas Phillips was appointed as a member of the Registrant’s Board of Directors. Other than the transaction described in Item 1.01 above, no transactions occurred in the last two years to which the Registrant was a party in which Mr. Phillips had or is to have a direct or indirect material interest. Mr. Phillips has not been appointed to any committee of the Company’s Board of Directors.

Effective July 18, 2006, Mr. Silas Phillips was also appointed as the Chief Executive Officer, Chief Financial Officer, and Secretary of the Registrant. Mr. Phillips currently has no employment agreement with the Registrant.

Mr. Silas Phillips, age 34, is the Registrant’s Chief Executive Officer, Chief Financial Officer, Secretary, and Director. Mr. Phillips is also currently the President and Chief Executive Officer of Internet Media Group, Inc., a company he formed and has owned since March 1999. Internet Media Group, Inc. provides E-Commerce, Business Development and Project Management consulting services, and develops outsourcing relationships with outbound telemarketing organizations. Mr. Phillips’ business experience includes the creation and development of fully automated and robust backend lead generation systems comprised of Client, Vendor and Reporting modules including full A/P, A/C and Invoicing. Mr. Phillips has developed numerous websites ranging from lead generating sites to large, commercial sites with full responsibility for lead generation, web development and affiliate management, and he also has experience in developing strategic partnerships with leading e-commerce design, lead generation, and telecom providers. Mr. Phillips has also developed Internet affiliate and interactive brand marketing programs and he has managed an affiliate marketing program with over 50 volume producers generating in excess of $100,000 per month. Mr. Phillips also has experience in re-engineering E-Commerce business processes and work flows to maximize use of software applications and tools, and in conducting analysis of E-Commerce software systems used for automated web fulfillment and online credit card processing. Mr. Phillips has also provided extensive consultation services as a Senior Management Consultant in connection with the sale and reorganization of an Internet pharmacy company, in which the focus of his efforts included strategic planning and management of all aspects for future sale of the company and the company’s IPO. Mr. Phillips also has expertise in conducting market research and competitive analysis.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Document

10.1	Stock Purchase Agreement, dated July 18, 2006, by and among the Registrant and the purchasers signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2006	STRATIVATION, INC.

By:/s/ Silas Phillips

Silas Phillips,

Chief Executive Officer